UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025 (December 23, 2024)

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Spirit Airlines, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-35186	38-1747023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1731 Radiant Drive
Dania Beach, Florida 33004
(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE(1)	New York Stock Exchange

(1) On December 5, 2024, the New York Stock Exchange (“NYSE”) filed a Form 25 for Spirit Airlines, Inc., a Delaware corporation (the “Company”) in connection with the delisting of the common stock, par value $0.0001, of the Company (the “Common Stock”) from NYSE. The delisting became effective ten days after the Form 25 was filed. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Market on November 19, 2024 under the symbol “SAVEQ”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exit Revolving Financing

The Company has secured a commitment from certain of its prepetition debtholders (collectively, the “Exit RCF Lenders”) pursuant to that certain Commitment Letter, dated as of January 14, 2025 (the “Exit RCF Commitment Letter”), to provide up to $300 million in financing in the form of a senior secured revolving credit facility (the “Exit Revolving Credit Facility”). The Exit Revolving Credit Facility is comprised of (i) commitments by the Exit RCF Lenders to provide revolving credit loans and letters of credit in an aggregate amount equal to $275 million (the “Exit RCF Commitments”) and (ii) an uncommitted incremental revolving credit facility in an aggregate amount up to $25 million. Upon entry of the Confirmation Order by the Bankruptcy Court and the Company’s emergence from the Chapter 11 Cases (as defined below) and satisfaction of certain other conditions precedent, the Exit RCF Commitments shall be available to the Company to draw upon. The Company’s uses of the proceeds of the Exit Revolving Credit Facility shall include, among other items, working capital and other general corporate needs of the Company and its subsidiaries following emergence from the Chapter 11 Cases.

The Company’s obligations under the Exit Revolving Credit Facility will be guaranteed by each subsidiary of the Company (the “Guarantors”). In addition, the obligations under the Exit Revolving Credit Facility will be secured by perfected senior security interests and liens on certain property of the Company and the Guarantors, subject to certain exclusions, exceptions and carve-outs.

Subject to certain exceptions and conditions, the Company will be obligated to prepay or offer to prepay, as the case may be, all or a portion of the obligations under the Exit Revolving Credit Facility with the net cash proceeds of certain asset sales, with cash from its balance sheet in order to remain in compliance with a collateral coverage ratio and concentration limits and in connection with a change of control. The Exit Revolving Credit Facility will bear interest at a variable rate equal to the Company’s choice of (a) Adjusted Term SOFR plus 3.25% per annum or (b) Alternate Base Rate plus 2.25% per annum.

The foregoing descriptions of the Exit Revolving Credit Facility and Exit RCF Commitments do not purport to be complete and are qualified in their entirety by reference to the full text of the Exit RCF Commitment Letter (including the Summary of Terms and Conditions attached thereto as Exhibit A), which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

DIP Credit Agreement

The information regarding the DIP Credit Agreement (as defined below) set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 18, 2024, the Company, and subsequently on November 25, 2024, its subsidiaries (such subsidiaries, each a “Debtor,” collectively with the Company, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered for procedural purposes only under case number 24-11988 (SHL).

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, the Debtors entered into a Superpriority Secured Debtor In Possession Term Loan Credit and Note Purchase Agreement, dated December 23, 2024 (the “DIP Credit Agreement”), with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Agent”) and the creditors from time to time party thereto (collectively, the “DIP Creditors”).

Under the DIP Credit Agreement, the DIP Creditors agreed to provide an aggregate principal amount of $300 million (excluding fees of $9 million, which were paid in kind in the form of additional principal) in financing in the form of a senior secured debtor-in-possession facility (the “DIP Facility”). The DIP Facility is comprised of (i) new money term loans and (ii) new money notes. The DIP Credit Agreement is secured by substantially all of the assets of the Debtors, subject to certain exclusions, and the Company’s obligations thereunder are guaranteed by each subsidiary of the Company. The claims of the DIP Creditors are entitled to superpriority administrative expense claim status, subject to certain customary exclusions in the credit documentation. The Company’s uses for the DIP Facility include, among other items, (i) prepetition obligations, (ii) adequate protection payments, (iii) the fees, costs, and expenses of administering the Chapter 11 Cases and (iv) working capital and other general corporate needs of Spirit in the ordinary course of business.

Subject to certain exceptions and conditions, the Company is obligated to prepay the obligations under the DIP Facility with the net cash proceeds of certain asset sales, with casualty insurance proceeds, extraordinary receipts and the proceeds of certain indebtedness. The DIP Facility will bear interest at either (i) Term SOFR (as defined in the DIP Credit Agreement) plus 7.00% per annum or (ii) the Base Rate (as defined in the DIP Credit Agreement) plus 6.00% per annum. Interest on the DIP Facility is payable in cash.

The DIP Credit Agreement has a scheduled maturity date of December 23, 2025 (the “Scheduled Maturity Date”). The DIP Credit Agreement will also terminate and all obligations thereunder will become due on the date that is the earliest of the following (i) the Scheduled Maturity Date, (ii) the substantial consummation of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court, (iii) the acceleration of the obligations under the DIP Credit Agreement and the termination of the unfunded commitments thereunder, (iv) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code and (v) dismissal of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases to one or more cases under Chapter 7 of the Bankruptcy Code or appointment of a trustee or examiner in any of the Chapter 11 Cases.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 16, 2025, the Company announced it expects to publish its flight schedule for the period beginning May 22, 2025 through August 12, 2025, on January 31, 2025.

The information included in this Current Report under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Commitment Letter, dated as of January 14, 2025, among Spirit Airlines, Inc. and the other parties thereto.
10.2*	Superpriority Secured Debtor In Possession Term Loan Credit and Note Purchase Agreement, dated December 23, 2024, among Spirit Airlines, Inc., Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent and the creditors from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

+ Certain marked information has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel